Exhibit 23.01

IDT CORPORATION

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated October 12, 2007, with respect to the consolidated financial statements and schedule of IDT Corporation and the effectiveness of internal control over financial reporting of IDT Corporation, included in this Annual Report (Form 10-K) for the year ended July 31, 2007, in each of the following:

1.	Registration Statement No. 333-53719 on Form S-3;

2.	Registration Statement No. 333-61565 on Form S-3;

3.	Registration Statement No. 333-71991 on Form S-3;

4.	Registration Statement No. 333-73167 on Form S-8;

5.	Registration Statement No. 333-77395 on Form S-3;

6.	Registration Statement No. 333-80133 on Form S-3;

7.	Registration Statement No. 333-86261 on Form S-3;

8.	Registration Statement No. 333-100424 on Form S-8;

9.	Registration Statement No. 333-104286 on Form S-3;

10.	Registration Statement No. 333-105865 on Form S-8;

11.	Registration Statement No. 333-115403 on Form S-3;

12.	Registration Statement No. 333-116266 on Form S-8; and

13.	Registration Statement No. 333-119190 on Form S-3.

/s/ ERNST & YOUNG LLP
Metropark, New Jersey
October 12, 2007